SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to
(§)240.14a-I1(c) or (§)240.14a-12

MICROTEK MEDICAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MICROTEK MEDICAL HOLDINGS, INC.

512 Lehmberg Road

Columbus, Mississippi 39702

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2004

To the Shareholders:

The Annual Meeting of Shareholders of Microtek Medical Holdings, Inc. (the “Company”) will be held at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, GA 30092, on Wednesday, May 19, 2004 at 3:00 p.m. for the following purposes, all as set forth in the attached Proxy Statement:

1. To elect six directors to serve for one-year terms expiring at the annual meeting in 2005 and until their successors are elected and qualified. The Board of Directors’ nominees are named in the attached Proxy Statement.

2. To consider and act upon a proposed amendment to the Company’s 1999 Long-Term Incentive Plan.

3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record on the books of the Company at the close of business on April 1, 2004, are entitled to receive notice of and to vote at the meeting.

Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

Sincerely,

Dan R. Lee
President and Chief Executive Officer

Columbus, Mississippi

April 19, 2004

MICROTEK MEDICAL HOLDINGS, INC.

512 Lehmberg Road

Columbus, Mississippi 39702

PROXY STATEMENT

for

Annual Meeting of Shareholders To Be Held May 19, 2004

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of Microtek Medical Holdings, Inc., a Georgia corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) scheduled to be held on Wednesday, May 19, 2004, at 3:00 p.m., Atlanta time, at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, GA 30092, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 19, 2004.

At the Meeting, shareholders of the Company will vote upon: (1) the election of six directors, (2) an amendment to the Company’s 1999 Long-Term Incentive Plan, and (3) such other business as may properly come before the Meeting and any and all adjournments thereof.

Voting Rights and Votes Required

The close of business on April 1, 2004, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 42,915,912 shares of Common Stock, $.001 par value per share (“Common Stock”).

A majority of the outstanding shares of Common Stock on the record date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum.

Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The six candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote for the election of directors.

The affirmative vote of the holders of the majority of the shares of common stock voting on the proposal will be required to approve the amendment to the Company’s 1999 Long-Term Incentive Plan. In determining whether the amendment has received the requisite number of affirmative votes, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote.

Voting of Proxies

Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Election of Directors” and FOR the proposed amendment to the 1999 Long-Term Incentive Plan.

The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. Any proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

Solicitation of Proxies

The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

PROPOSAL 1: ELECTION OF DIRECTORS

Proxies will be voted with respect to the election of the following six nominees as directors to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate. This Board has determined that each of the directors named below, other than Dan R. Lee, is an independent director within the meaning of NASD Rule 4200(a)(15).

Name	Age	Director Since
Dan R. Lee	56	1996
Kenneth F. Davis	52	1996
Michael E. Glasscock, III	70	2002
Rosdon Hendrix	64	1994
Gene R. McGrevin	61	1997
Ronald L. Smorada	56	1999

Dan R. Lee (age 56) was appointed Chairman of the Board of Directors effective July 1, 2002, and was appointed to serve as President and Chief Executive Officer of the Company in December 2000. Additionally, he continues his role as the President of Microtek Medical, Inc., a subsidiary of the Company. He became an executive officer of the Company following the conclusion of the acquisition of Microtek Medical, Inc. in 1996, and became a director of the Company in December 1996. Prior to accepting such positions with the Company, Mr. Lee had served as the Vice President and Chief Operating and Financial Officer of Microtek Medical, Inc. since 1987. Previous to that time, he was engaged in the public accounting practice, including more than five years with KPMG LLP.

Kenneth F. Davis (age 52) was elected a director of the Company in January 1996. Dr. Davis was a practicing surgeon on the staff of the Harbin Clinic and Redmond Regional Medical Center in Rome, Georgia

from 1986 to 2000. Dr. Davis now serves as the Chief Executive Officer and President of the Harbin Clinic, the largest multi-specialty clinic in Georgia. In addition, Dr. Davis serves on the Board of AmSouth Bank of Georgia, Adams Product Management, Hydro Dynamics, Inc. and the Georgia Land Trust.

Michael E. Glasscock (age 70) was appointed a director of the Company in December 2002. Dr. Glasscock, a physician, practiced otology and neurotology for 35 years and retired from the active practice of medicine in 1997. From 1997 to 1998, Dr. Glasscock served as Chairman of St. Cloud Medical, a physician practice management company, from 1998 to 2001 he served as Chairman of TrueSound, Inc., a hearing aid dispensing company, and since 2001 he has served as Chairman of Tympany, a start-up company that has developed an automated hearing test. Dr. Glasscock has published in excess of 250 scientific articles and founded the American Journal of Otology and the E.A.R. Foundation, was the past president of the American Otologic Society, and has been an active entrepreneur with several medical related companies.

Rosdon Hendrix (age 64) was elected a director of the Company in December 1994. Until he retired in June 1992, Mr. Hendrix served for approximately 30 years in various financial positions for General Motors Corporation, including serving as Resident Comptroller from 1975 until his retirement. Since June 1992, Mr. Hendrix has engaged in consulting for and efficiency consulting studies and other consulting services with various governmental authorities and businesses. In addition, since June 1997, Mr. Hendrix has performed information technology consulting services for Lockheed Martin. On December 1, 2003, Lockheed Martin’s Commercial Division was acquired by Affiliated Computer Services, Inc. (“ACS”), and Mr. Hendrix has been retained by ACS as a consultant.

Gene R. McGrevin (age 61) was appointed Chairman of the Board of Directors and acting President of the Company in April 1997, and currently serves as a director of the Company. Mr. McGrevin served as chairman of P.E.T.Net Pharmaceutical Services, LLC, a manufacturer and distributor of radiopharmaceuticals, from May 1997 until January 2001. Mr. McGrevin previously served as Vice Chairman and Chief Executive Officer of Syncor International Corp., a public company in the nuclear medicine industry, with which Mr. McGrevin was associated since 1989. Prior to managing Syncor, Mr. McGrevin served in executive positions with various healthcare businesses including President of the Healthcare Products Group of Kimberly-Clark Corporation, founder and President of a consulting firm specializing in the healthcare industry and an executive officer of VHA Enterprises, Inc. Mr. McGrevin is currently chairman of the executive committee of Hydro Dynamics, Inc. and serves as Chairman of the Board of Real Time Medical Data, LLC.

Ronald L. Smorada (age 57) was elected a director of the Company in May 1999. Dr. Smorada has been an active participant in the nonwovens industry. From 1995 to 1999, Dr. Smorada held senior management positions at Reemay, Fiberweb and BBA US Holdings, the latter being the parent of the former two with nonwoven sales in excess of $800 million, where he worked in the development, acquisition and integration of new and existing businesses, both domestic and international. Since 1999, Dr. Smorada has been involved with establishing new businesses which develop new technologies and markets. A major focus for Dr. Smorada has been the application and conversion of science and technical concepts into meaningful businesses.

Listed below is information regarding the executive officers of the Company who are not also directors.

J. Michael Mabry (age 41) was appointed Executive Vice President in October 1998 after serving as Vice President of Operations of the Company since May 1997. Mr. Mabry is currently serving as Chief Operating Officer of the Company. Additionally, he serves as Chairman of MindHarbor, Inc., a technology services provider, and as a director of Global Resources, Inc. (“GRI”), a material sourcing and manufacturing company. Prior to accepting the position of Executive Vice President, Mr. Mabry served in various positions with the Company (including Chief Information Officer) since his joining the Company in September 1995. From 1984 to 1995, Mr. Mabry was employed by DeRoyal Industries where his career advanced from software engineer to vice president of information systems and operations. He also serves as Secretary of the Company.

Roger G. “Jerry” Wilson (age 59) was appointed Chief Financial Officer, Treasurer and Assistant Secretary of the Company in December 2000. In addition to serving since July 1998 in the position of Vice President and Chief Financial Officer of Microtek Medical, Inc., Mr. Wilson served as Vice President of Finance for the Company’s former White Knight Healthcare subsidiary after its acquisition by the Company in 1995. Prior to accepting such positions, Mr. Wilson had served as corporate controller of White Knight Healthcare, Inc. since 1987. Mr. Wilson was also employed by Akzo America, Inc. for twelve years in various accounting and income tax management positions. Prior to that, Mr. Wilson, who is a Certified Public Accountant, practiced public accounting for seven years.

PROPOSAL 2: AMENDMENT OF STOCK OPTION PLAN

In March 1999, the Board of Directors approved and in May 1999 the Company’s shareholders adopted the 1999 Long-Term Incentive Plan (the “1999 Stock Option Plan”). In May 2002, the Company’s shareholders approved an amendment of the 1999 Stock Option Plan to add shares to the Plan. As of April 1, 2004, approximately 189,250 shares of Common Stock were available for future awards under the 1999 Stock Option Plan and options to purchase approximately 2,745,750 shares of Common Stock were outstanding under the 1999 Stock Option Plan. As of April 1, 2004, options to purchase 996,128 shares of Common Stock were outstanding under the 1992 Stock Option Plan. No additional awards may be made under the 1992 Plan. Accordingly, the Board of Directors has approved and recommended to the shareholders an amendment of the 1999 Stock Option Plan to add 2,145,000 shares to the 1999 Stock Option Plan. The following summarizes the terms and provisions of the 1999 Stock Option Plan as proposed to be amended.

Options and other stock awards may be granted under the 1999 Stock Option Plan to employees of the Company and certain subsidiaries and affiliated businesses (“Related Companies”), and directors, consultants and other persons providing key services to the Company. The Company estimates that, as of the date of this Proxy Statement, approximately 1,800 employees (including officers) and the five non-officer directors are eligible to participate in the 1999 Stock Option Plan. The following discussion summarizes the 1999 Stock Option Plan as proposed to be amended. Such discussion is qualified in its entirety by reference to the 1999 Stock Option Plan as proposed to be amended.

Shares Reserved for the Amended Plan

The Company’s 1999 Stock Option Plan provides for the grant of options (“Options”), stock appreciation rights (“SARs”) and other stock awards (“Stock Awards”) (collectively “Awards”) to acquire shares of Common Stock up to a maximum (“Plan Maximum”) of 5,345,000 shares (an increase from 3,200,000 shares as in effect before the proposed amendment) of Common Stock. In addition, the following limitations are imposed under the 1999 Stock Option Plan, as proposed to be amended: (1) a maximum of 5,345,000 shares (an increase from 3,200,000 shares as in effect before the proposed amendment) issued under Options intended to be Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code (the “Code”), (ii) a maximum of 500,000 shares issued under Options and SARs to any one individual during any consecutive twelve month period, (iii) a maximum number of shares under other Awards of 5,345,000 shares (an increase from 3,200,000 shares as in effect before the proposed amendment), and (iv) a maximum payment under other Awards of $500,000 to any one individual for any performance goals established for any fiscal year (including the fair market value of stock subject to Awards denominated in shares). These maximums are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or other changes in the outstanding Common Stock (“Corporate Transactions”). Any such adjustment will be made by the Committee (as defined below). The Plan Maximum shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company. Shares subject to Awards that are forfeited or canceled shall again be available for new Awards under the 1999 Stock Option Plan. Shares issued under the 1999 Stock Option Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The 1999 Stock Option Plan permits the grant of ISOs, non-qualified stock options (“NSOs”), SARs and other Stock Awards. The Compensation Committee will determine the terms and conditions of options granted under the 1999 Stock Option Plan, including the exercise price (“Exercise Price”), which may not be less than the fair market value of the Company’s Common Stock on the date of grant, all subject to certain limitations provided under the 1999 Stock Option Plan.

Awards may be settled through cash payments, the delivery of shares of Common Stock, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.

Purpose of Plan

The Company desires to (i) attract and retain persons eligible to participate in the 1999 Stock Option Plan (“Participants”); (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s Common Stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term shareholder return. A portion of the options issued pursuant to the 1999 Stock Option Plan may constitute ISOs within the meaning of Section 422 of the Code, or any succeeding provisions. The 1999 Stock Option Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration of the Plan

The 1999 Stock Option Plan is administered by the Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company. Subject to the terms of the 1999 Stock Option Plan, in administering the 1999 Stock Option Plan and the Awards granted under the 1999 Stock Option Plan, the Committee will have the authority to (1) determine the directors, officers and employees of the Company and its subsidiaries and the consultants and advisors to whom Awards may be granted and the types of Awards; (2) determine the time or times at which Awards may be granted; (3) determine the option price for shares subject to each Option and establish the terms, conditions, performance criteria, restrictions and other provisions of each Award; (4) determine the extent to which Awards will be structured to conform to Section 162(m) of the Code; (5) establish terms and conditions of Awards to conform to requirements of jurisdictions outside the United States; and (6) interpret the 1999 Stock Option Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 1999 Stock Option Plan.

Amendment of the Plan

The 1999 Stock Option Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval: (a) increasing the number of shares that may be issued under the 1999 Stock Option Plan (except by certain conforming adjustments provided for under the 1999 Stock Option Plan related to Corporate Transactions); or (b) amending the 1999 Stock Option Plan provisions regarding the limitations on the Exercise Price. Subject to modifications of Options to make equitable adjustments related to Corporate Transactions, Options which have been granted and remain outstanding under the 1999 Stock Option Plan may not be amended to reduce the Exercise Price of such Options without obtaining shareholder approval. In addition, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 1999 Stock Option Plan prior to the date such amendment is adopted by the Board. Options may not be granted under the 1999 Stock Option Plan after the date of termination of the 1999 Stock Option Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

Eligibility for Participation

Each person who is serving as an officer, director, or employee of the Company or any of its subsidiaries is eligible to participate in the 1999 Stock Option Plan. Furthermore, certain consultants and advisors to the Company may also be eligible to participate in the 1999 Stock Option Plan.

Nothing contained in the 1999 Stock Option Plan or in any Option agreement may confer upon any person any right to continue as director, officer or employee of the Company or its subsidiaries or as a consultant or advisor, or limit in any way any right of shareholders or of the Board, as applicable, to remove such person.

New Plan Benefits

Options to purchase 2,745,750 shares of Common Stock are outstanding as of April 1, 2004 under the 1999 Stock Option Plan. Except as described below, no determination has been made by the Board or the Committee regarding the number of Awards to be granted to any executive officer, executive officers as a group, non-executive directors or non-executive employees. Beginning in 2002, in connection with the implementation of a multi-component compensation strategy, the Committee adopted a policy (which can be modified at any time at the discretion of the Committee) to grant to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer 100,000, 75,000 and 75,000 fully vested Options, respectively, as of each of February 1 and August 1 beginning in August 2002 and continuing through August 2005 having an exercise price set at the closing price of the Company’s shares on The Nasdaq Stock Market on their respective grant date and being exercisable over a ten year term (subject to earlier termination upon certain events) from their respective grant date. The Company has followed certain policies to regularly award Options to Nonemployee Directors on an annual basis as part of director compensation. See “Director Compensation” below. The following Options have been granted pursuant to the Company’s 1999 Stock Option Plan:

Dan R. Lee, President and Chief Executive Officer	450,000
J. Michael Mabry, Executive Vice President and Secretary	300,000
Roger G. Wilson, Chief Financial Officer	450,000
Current executive officers, as a group	1,200,000
Current non-employee directors	440,000
Employees, excluding current executive officers	1,735,000
Associates of Directors or Executive Officers	0
Other persons receiving 5% of such options	185,000

Option Exercise Price and Vesting

The Exercise Price per share for the shares subject to NSOs shall be at whatever price is approved by the Committee, but not less than the greater of the fair market value or par value per share of the Common Stock on the Pricing Date (as defined below). The Exercise Price per share for the shares subject to ISOs shall be not less than the fair market value per share of Common Stock on the Pricing Date, except that in the case of an ISO to be granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the Exercise Price per share shall be not less than 110% of the fair market value per share of Common Stock on the Pricing Date. The “fair market value” shall generally be the closing sale price of the Common Stock on the date in question. The “Pricing Date” is the date on which the Option or SAR is granted, except that the Committee may provide that the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event. The Committee determines the vesting provisions for each Option. On April 1, 2004, the closing sales price for the Common Stock as reported by The Nasdaq Stock Market was $4.57 per share.

Adjustments to Exercise Price and Number of Shares; Change of Control

In the event of a Corporate Transaction, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the 1999 Stock Option Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

In the event of a Change of Control (as defined generally to include the acquisition by an individual entity or group of more than 15% of the outstanding Common Stock of the Company, a merger or consolidation of the Company or a sale by the Company of all or substantially all of the Company’s assets), any Award granted under the 1999 Stock Option Plan shall become exercisable except to the extent (a) the Award otherwise provides or (b) the exercisibility of such Award will result in an “excess parachute payment” within the meaning of the Code.

Duration and Termination of 1999 Stock Option Plan and Options

The 1999 Stock Option Plan shall be unlimited in duration and, in the event of 1999 Stock Option Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISOs may be granted under the 1999 Stock Option Plan on a date that is more than ten years from the date the 1999 Stock Option Plan is approved by shareholders.

Each Option expires on the Expiration Date specified by the Committee. The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of: (a) the ten-year anniversary of the date on which the Option is granted; (b) if the Participant’s date of termination occurs for reasons other than retirement or early retirement, the one year anniversary of such date of termination; or (c) if the Participant’s date of termination occurs by reason of retirement or early retirement, the three year anniversary of such date of termination.

Means of Exercise of Options

An Option or an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The payment of the Exercise Price of an Option granted under the 1999 Stock Option Plan shall be subject to the following:

(a) The full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at fair value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or the Company may choose to retain sufficient shares from the Option Exercise in satisfaction of the Exercise Price and tax withholding.

Non-transferability of Options

Except as provided by the Committee, no Option is transferable except by will or by the laws of descent and distribution. Shares subject to Options granted under the 1999 Stock Option Plan that have lapsed or terminated may again be subject to Options granted under the 1999 Stock Option Plan.

Restrictions on Stock Awards

Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures designated by the Committee. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. Subject to acceleration of vesting in the event of a Change of Control, each Stock Award shall be subject to forfeiture in the event the Participant’s date of termination occurs within the one year anniversary of the date on which the Stock Award is granted.

Tax Treatment

The following discussion addresses certain anticipated federal income tax consequences to recipients of Awards made under the 1999 Stock Option Plan as currently in effect and as proposed to be amended. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

A company, such as the Company, for which an individual is performing services will generally be allowed to claim as a deduction amounts that are includable in the income of such person as compensation income in the Company’s taxable year in which the employee’s taxable year of inclusion ends, provided that such amounts qualify as reasonable compensation for the services rendered. This general rule will apply to the deductibility of a Participant’s compensation income resulting from participation in the 1999 Stock Option Plan. The timing and amount of deductions available to the Company as a result of the 1999 Stock Option Plan will, therefore, depend upon the timing and amount of compensation income recognized by a Participant as a result of participation in the 1999 Stock Option Plan. The following discusses the timing and amount of compensation income which will be recognized by Participants and the accompanying deduction that may be available to the Company.

ISOs.    A Participant to whom an ISO which qualifies under Section 422 of the Code is granted generally will not recognize compensation income (and the Company will not be entitled to a deduction) upon the grant or the exercise of the Option. To obtain nonrecognition treatment on exercise of an ISO, however, the Participant must be an employee of the Company or a subsidiary continuously from the date of grant of the option until three months prior to the exercise of the Option. (If termination of employment is due to disability of the Participant, ISO treatment will be available if the option is exercised within one year of termination). If an Option originally designated as an ISO is exercised after those periods, the option will be treated as an NSO for income tax purposes and compensation income will be recognized by the Participant (and a deduction will be available to the Company) in accordance with the rules discussed below concerning NSOs.

The Code provides that ISO treatment will not be available to the extent that the fair market value of shares subject to ISOs (determined as of the date of grant of the ISOs) which become exercisable for the first time during any calendar year exceeds $100,000. If the $100,000 limitation is exceeded, the Options in excess of the limitation are treated as NSOs when exercised.

While a Participant may not recognize compensation income upon exercise of an ISO, the excess of the fair market value of the shares of Common Stock received over the exercise price for the option is an adjustment for alternative minimum tax purposes and can affect the optionee’s alternative minimum tax liability under applicable provisions of the Code. The increase, if any, in an optionee’s alternative minimum tax liability resulting from exercise of an ISO will not, however, create a deductible compensation expense for the Company.

When a Participant sells shares of Common Stock received upon exercise of an ISO more than one year after the exercise of the Option and more than two years after the grant of the Option, the Participant will normally not recognize any compensation income, but will instead recognize capital gain or loss from the sale in an amount equal to the difference between the sales price for the shares of Common Stock and the option exercise price. If, however, a Participant sells the shares of Common Stock within one year after exercising the ISO or within two years after the grant of the ISO (an “Early Disposition”), the Participant will recognize compensation income (and the Company generally will be entitled to a deduction) in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise of the Option over the option exercise price, and (ii) the excess, if any, of the sale price for the shares over the option exercise price. Any other gain or loss on such sales (in addition to the compensation income mentioned previously) will normally be capital gain or loss.

NSOs.    A Participant to whom an NSO is granted will not normally recognize income at the time of grant of the Option. When a Participant exercises an NSO, the Participant will generally recognize compensation income (and the Company will be entitled to a deduction) in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock when acquired over the option exercise price. The amount of gain or loss recognized by a Participant from a subsequent sale of shares of Common Stock acquired from the exercise of an NSO will be equal to the difference between the sales price for the shares of Common Stock and the sum of the exercise price of the Option plus the amount of compensation income recognized by the Participant upon exercise of the Option.

SARs.    The recipient of an SAR generally will not recognize any compensation income (and the Company generally will be entitled to a deduction) upon grant of the SAR. At the time of exercise of an SAR, however, the recipient should recognize compensation income in an amount equal to the amount of cash, or the fair market value of the shares, received.

Restricted Stock Awards.    If stock received pursuant to a Stock Award made through the 1999 Stock Option Plan is subject to a substantial restriction on continued ownership which is dependent upon the recipient continuing to perform services for the Company or its affiliated companies (a “risk of forfeiture”), the Participant should not recognize compensation income upon receipt of the shares of Common Stock unless he/she makes a so-called “83(b) election” as discussed below. Instead, the Participant will recognize compensation income (and the Company generally will be entitled to a deduction) when the shares of Common Stock are no longer subject to a risk of forfeiture, in an amount equal to the fair market value of the stock at that time. Absent a Participant making an 83(b) election, dividends paid with respect to shares of Common Stock which are subject to a risk of forfeiture will be treated as compensation income for the Participant (and a compensation deduction will be available to the Company for the dividend) until the shares of Common Stock are no longer subject to a risk of forfeiture.

Different tax rules will apply to a Participant who receives shares of Common Stock subject to a risk of forfeiture if the Participant files an election pursuant to Section 83(b) of the Code (an “83(b) election”). If, within 30 days of receipt of the shares of Common Stock, a Participant files an 83(b) election with the Internal Revenue Service and the Company, then, notwithstanding that the shares of Common Stock are subject to a risk of forfeiture, the Participant will recognize compensation income upon receipt of the shares of Common Stock (and the Company will be entitled to a deduction) in an amount equal to the fair market value of the stock at the time of the award. If the 83(b) election is made, any dividends paid with respect to the shares of Common Stock will not result in compensation income for the Participant (and will not entitle the Company to a deduction). Rather, the dividends paid will be treated as any other dividends paid with respect to Common Stock, as ordinary income which is not compensation.

Tax Withholding

Whenever the Company proposes, or is required, to distribute shares under the 1999 Stock Option Plan, the Company may require the recipient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

Unfunded Status of the 1999 Stock Option Plan

The 1999 Stock Option Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained in the 1999 Stock Option Plan shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Equity Compensation Plan Information.

The following table provides information as of December 31, 2003 with respect to shares of the Company’s common stock that may be issued under existing equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Stock Option Plans	3,235,128	$2.15	943,250
Employee Stock Purchase Plan	N/A	N/A	300,033
Equity compensation plans not approved by security holders	0	N/A	0
Total	3,235,128	$2.15	1,243,283

The Board of Directors recommends a vote “FOR” the amendment of the 1999 Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and Its Committees

The Board of Directors maintains standing Nominating, Audit and Compensation Committees.

Nominating Committee.    The Board recently formed a Nominating Committee consisting of Rosdon Hendrix and Gene R. McGrevin, each of whom is an “independent director” as defined by the Nasdaq Stock Market. The Nominating Committee assists the Board in establishing qualification criteria for the Company’s non-employee directors, identifying and evaluating candidates for nomination to the shareholders for election to the Board of Directors, and developing and recommending to the Board corporate governance guidelines and procedures applicable to the Company. A copy of the Nominating Committee’s charter is included on the Company’s web site at www.microtekmed.com.

The Nominating Committee has established the following general qualifications criteria for the Company’s directors:

•	At least a majority of the directors shall be independent;

•	Each director must be an individual of the highest character and integrity, with an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

•	Each director must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member; and

•	Each director must have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

In addition, the Nominating Committee from time to time establishes and modifies specific criteria desirable to be represented on the Board including knowledge and experience in business strategy, leadership, industry experience, finance and audit, and other skills beneficial to the business objectives of the Company.

The Board is responsible for selecting director nominees on behalf of the Company, with the assistance of the Nominating Committee. The Nominating Committee will consider nominees for directors properly proposed by shareholders. Any shareholder who desires to propose a candidate for consideration by the Nominating Committee should submit a written proposal which includes at a minimum the nominee’s name and qualifications for Board membership. These proposals should be addressed to:

Corporate Secretary

Microtek Medical Holdings, Inc.

512 Lehmberg Road

Columbus, Mississippi 39702

In addition, the Company permits shareholders who comply with the procedures set forth in the Company’s bylaws to nominate directors for consideration at an annual shareholders meeting. The Company’s bylaws provide that shareholders intending to nominate candidates for election as directors at an annual meeting of shareholders must give notice in writing to the Company’s secretary not less than 90 or no more than 120 days prior to the first anniversary of the date the Company mailed its proxy materials for the preceding year’s annual meeting. That notice is required to set forth (1) as to each nominee, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and the nominee’s written consent to serve as a director if elected, and (2) as to the shareholder making a nomination and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareholder and beneficial owner, the number of shares that are owned beneficially and of record by such shareholder and beneficial owner and whether such shareholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of a sufficient number of the Company’s voting shares to elect such nominee or nominees. Shareholders desiring to use the procedures of the Company’s bylaws to nominate candidates for election as directors should review Section 2.13 of the Company’s bylaws.

The Nominating Committee may from time to time use a variety of methods for identifying and evaluating nominees for director. In the past, the Company’s Board of Directors has assessed and in the future the Company’s Nominating Committee is expected to assess the appropriate size of the Board, expected vacancies on the Board and the availability of desirable candidates for appointment to the Board. Candidates may come to the attention of the Nominating Committee through current Board members, management, professional search firms, shareholders and other persons.

Audit Committee.    The Audit Committee, which consists of Rosdon Hendrix, Kenneth F. Davis and Michael E. Glasscock, III, serves as an independent and objective party to, among other things, review the Company’s financial statements and annual report, review and appraise the audit efforts of the Company’s auditors and pre-approve permissible services to be performed for the Company by its auditors, and is responsible for the appointment, compensation and oversight of the work of the independent public accountants which audit the Company’s financial statements. The primary function of the Audit Committee involves oversight functions to support the quality and integrity of the Company’s accounting and financial reporting processes generally. It should be noted, however, that the members of the Committee are not necessarily experts in the fields of auditing and accounting and do not provide special assurances on such matters. The Audit Committee met four times during 2003. In addition to these meetings, the Chair and other members of the Audit Committee met several times with management and the Company’s independent accountants. The Board of Directors has determined that Rosdon Hendrix is an “audit committee financial expert” as that term is defined by applicable rules of the Securities and Exchange Commission. The report of the Audit Committee begins at page 12 of this Proxy Statement.

Compensation Committee.    The Compensation Committee, consisting of Rosdon Hendrix and Kenneth F. Davis, makes recommendations to the Board regarding the compensation of executive officers and administers the Company’s incentive plans, including the Company’s Stock Option Plans and Employee Stock Purchase Plan. The Compensation Committee’s report on executive compensation begins at page 20 of this Proxy Statement. The Compensation Committee met four times during 2003.

Meetings and Attendance.    The Board of Directors held four meetings during 2003. Each incumbent director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he was a member. The Company strongly encourages each Board member to attend the Company’s annual meeting of shareholders. All Board members attended the 2003 annual meeting of shareholders.

Communications to the Board

The Board of Directors requests that any shareholders who desire to send communications to the Board mail those communications to:

Vice President of Legal Affairs

Microtek Medical Holdings, Inc.

512 Lehmberg Road

Columbus, Mississippi 39702

All mail addressed in this manner will be delivered to the chair or chairs of the committees with responsibilities touching most directly on the matters addressed in the communication.

Code of Conduct

All employees and directors of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer or controller, are required to comply with the Microtek Medical Holdings, Inc. Code of Conduct. This Code .is available on the Company’s web site at www.microtekmed.com. The Company will disclose on its web site any amendments to or waivers from provisions of the Code as required by the rules of the Securities and Exchange Commission. The Board of Directors has also established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Complaints regarding these matters will be reviewed under Audit Committee direction and oversight.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition as currently in effect, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Exchange Act. The Board has adopted a written Charter of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 with management and the independent auditors, including without limitation, a discussion with the independent auditors of the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with Securities and Exchange Commission.

AUDIT COMMITTEE

Rosdon Hendrix

Kenneth F. Davis

Michael E. Glasscock, III

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s executive officers and directors and any persons holding more than ten percent of the Company’s common stock are required to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of their initial ownership of the Company’s common stock and any changes in ownership of such common stock. Specific due dates have been established and the Company is required to disclose in its Annual Report on Form 10-K and Proxy Statement any failure to file such reports by these dates. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during 2003, all of its executive officers, directors and persons owning more than 10% of its common stock complied with the Section 16(a) requirements.

Certain Relationships and Related Transactions

In May 2000, the Company and certain of its affiliates and employees organized GRI to provide supply-chain management and material sourcing services for products manufactured in China. The Company and J. Michael Mabry (an executive officer of the Company) own 19.5% and 30%, respectively, of GRI, and Mr. Mabry currently serves on the Board of Directors of GRI. In accordance with a Services Agreement dated June 1, 2000, between the Company and GRI, GRI agreed to provide the Company with supply-chain management services addressing the sourcing of PVA fiber and manufacturing and shipping of products by contract manufacturers of the Company located in China, and agreed to protect the Company’s confidential information and to certain other covenants protecting the Company against competition. For these services, the Company agreed to pay an annual fee of $338,000 (plus certain salary and benefits of certain employees) for the first year of the Agreement and $250,000 for each of the second and third year of the Agreement. This Agreement expired during 2003. In addition, the Company loaned $200,000 to GRI to finance startup costs. The loan accrued interest at 6% (with all accrued and unpaid interest added to principal at the end of year one), and thereafter the loan was repayable in equal quarterly installments of principal plus accrued and unpaid interest, and matured on May 31, 2003. This loan was paid in accordance with its terms. The Board of Directors of the Company approved these various agreements with GRI after full consideration of the terms and provisions of these agreements.

During 2001, Microtek Medical, Inc. began sourcing manufacturing of various of its products through GRI where such supply arrangements were advantageous to Microtek Medical, Inc. based on favorable pricing and other considerations. During 2003, 2002 and 2001, the Company paid a total of $6,576,509, $2,379,822 and $927,482, respectively, for products supplied, services rendered and expenses incurred by GRI for the benefit of the Company. The Company has implemented systems and procedures to exclude Mr. Mabry from participating in purchase decisions or other business dealings between the Company and GRI. The Audit Committee has received a report from the Company concerning the relationship between the Company and GRI and the structures and systems in place to deal with conflicts of interest posed by Mr. Mabry’s relationship with GRI and the Company. After consideration of the relevant facts and circumstances, the Audit Committee approved the structures and systems which the Company has implemented to govern its relationship with GRI.

In August 2000, the Company entered into an agreement with VersaCore Industrial Corporation to purchase from VersaCore certain equipment used for novel applications of nonwoven materials. Ron Smorada, one of the directors of the Company, is an owner and the president of VersaCore. The purchase price for such equipment was to be $350,000, and the equipment was to be custom manufactured by a third party at a cost to VersaCore which VersaCore has estimated at approximately $280,000. In accordance with the terms of the agreement, the Company advanced to VersaCore $225,000 in connection with and following the ordering of such equipment. By agreement with VersaCore, such order was subsequently cancelled, and it was agreed that the Company would not be required to make further payments for such equipment and would not receive delivery of such equipment. In addition, the Company would be repaid its advance for the equipment at the time of VersaCore’s sale of the equipment to a third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of April 1, 2004, certain information regarding the beneficial ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each director and Named Executive Officer identified under “Executive Compensation” below, and (iii) all directors and executive officers as a group:

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Dan R. Lee(1)	775,298	2%
J. Michael Mabry(2)	518,739	1%
Roger G. Wilson(3)	445,283	1%
Kenneth F. Davis(4)	88,243	*
Michael E. Glasscock, III(5)	30,000	*
Rosdon Hendrix(6)	130,000	*
Gene R. McGrevin(7)	205,000	*
Ronald L. Smorada(8)	75,000	*
Dimensional Fund Advisors Inc.(9)	2,456,490	6%
All directors and executive officers as a group (8 persons)(10)	2,267,563	5%

*	Represents less than 1% of the common stock
(1)	Includes options to acquire 701,331 shares exercisable within 60 days.
(2)	Includes options to acquire 480,261 shares exercisable within 60 days.
(3)	Includes options to acquire 383,750 shares exercisable within 60 days.
(4)	Includes options to acquire 55,000 shares exercisable within 60 days.
(5)	Includes options to acquire 30,000 shares exercisable within 60 days.
(6)	Includes options to acquire 100,000 shares exercisable within 60 days.

(7)	Includes options to acquire 185,000 shares exercisable within 60 days.
(8)	Includes options to acquire 75,000 shares exercisable within 60 days.
(9)	As reported by Dimensional Fund Advisors, Inc. in a Statement on Form 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(10)	Includes options to acquire 2,010,342 shares exercisable within 60 days.

EXECUTIVE COMPENSATION

Compensation Tables

The following table sets forth the cash and non-cash compensation paid by the Company to the Company’s chief executive officer and each of the other executive officers of the Company (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation Awards Options (#)	All Other Compensation
		Salary		Bonus		Other Annual Compensation
Dan R. Lee Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	296,154 250,000 248,558	$ $ $	225,000 130,000 209,156	— — —	200,000 100,000 250,000	$ $ $	24,340 18,294 18,116	(1) (2) (3)

J. Michael Mabry Chief Operating Officer, Executive Vice President and Secretary	2003 2002 2001	$ $ $	170,096 150,000 150,000	$ $ $	85,000 52,000 83,663	— — —	150,000 75,000 50,000	$ $ $	12,864 6,060 5,877	(4) (5) (6)

Roger G. Wilson Chief Financial Officer and Treasurer	2003 2002 2001	$ $ $	161,154 150,000 149,519	$ $ $	75,000 50,000 83,663	— — —	150,000 75,000 125,000	$ $ $	12,704 6,258 6,239	(7) (8) (9)

(1)	This amount represents $11,846 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $258 for a $100,000 term life insurance policy, and a $10,200 automobile allowance.
(2)	This amount represents $10,000 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $258 for a $100,000 term life insurance policy, and a $6,000 automobile allowance.
(3)	This amount represents $9,942 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $138 for a $100,000 term life insurance policy and a $6,000 automobile allowance.
(4)	This amount represents $6,804 in contributions to a 401(k) plan, $60 for a $100,000 term life insurance policy, and a $6,000 automobile allowance.
(5)	This amount represents $6,000 in contributions to a 401(k) plan and $60 for a $100,000 term life insurance policy.
(6)	This amount represents $5,769 in contributions to a 401(k) plan and $108 for a $100,000 term life insurance policy.
(7)	This amount represents $6,446 in contributions to a 401(k) plan, $258 for a $100,000 term life insurance policy, and a $6,000 automobile allowance.
(8)	This amount represents $6,000 in contributions to a 401(k) plan and $258 for a $100,000 term life insurance policy.
(9)	This amount represents $5,981 in contributions to a 401(k) plan and $258 for a $100,000 term life insurance policy.

Employment Arrangements

Messrs. Lee, Mabry and Wilson are each a party to a three-year employment agreement with the Company which commenced on October 20, 2002. Pursuant to each such respective employment agreement, Mr. Lee will serve as President and Chief Executive Officer of the Company, Mr. Mabry will serve as Executive Vice President and Chief Operating Officer of the Company, and Mr. Wilson will serve as Chief Financial Officer of the Company. Each employment agreement specifies a minimum salary and benefits payable during the term of the employment agreement, and contains restrictive covenants including covenants relating to the protection of confidential information and restricting competition against the Company. Each employment agreement is terminable by the Company or the employee with or without cause. In the event of a termination of the employment agreement by the Company without cause, or by the employee for good reason (as the terms “cause” and “good reason” are defined), the employee will generally be entitled to severance equal to the employee’s salary and annual performance bonus for the unexpired portion of the remaining term of the employment agreement and continued welfare benefits (such as health insurance) for the unexpired term of the employment agreement. In the event of any termination of the employee’s employment following a change of control (as defined) of the Company, other than a termination of employment as a result of death or disability or cause, the Company is obligated to pay the employee an amount equal to three times the largest of the employee’s annual salary and annual performance bonus over the current or the prior two years plus certain other amounts primarily involving the continuation of welfare benefits following the date of such termination of employment. In the event that any payments to the employee will be subject to excise taxes imposed under the Internal Revenue Code, then the payments to the employee would be increased by an amount (i.e., a tax gross-up payment) sufficient to pay all of the employee’s excise taxes on such payments and any income, excise or other taxes on the gross-up payment to the employee.

In connection with the completion of the aforementioned employment agreements, the Company adopted a Sale of Business Bonus Program designed to increase the value of the Company to shareholders upon and in the event of a change of control of the Company. The Sale of Business Bonus Program establishes a bonus pool determined as a percentage of appreciation in the price of the Company’s common stock from a pre-established base amount (which is currently $1.90 per share) to the price of a share of the Company’s common stock at which the event constituting a change of control (as defined) of the Company occurs. As currently adopted, the bonus pool uses the following levels of share appreciation and percentage participation in such share appreciation to fund the bonus pool:

Share Appreciation	Market Capitalization (Share Appreciation multiplied by 42M*)	Bonus Percentage	Bonus Pool
$ 0.00 to $ 1.90	$80,598,000.00	0.00%	$0.00
$ 1.90 to $ 5.00	$130,200,000.00	3.00%	$3,906,000.00
$ 5.00 to $10.00	$210,000,000.00	3.50%	$7,350,000.00
$10.00 to $11.00	$42,000,000.00	4.00%	$1,680,000.00

Total Bonus Pool			$12,936,000.00

*	The market capitalization column assumes 42 million shares outstanding for purposes of illustration.

The bonus pool may be allocated among employees of the Company as from time-to-time determined by the Compensation Committee of the Board of Directors, and the bonus program may be modified from time-to-time as determined by the Board of Directors.

Employee Benefit Plans

1992 Stock Option Plan.    In April 1992, the Board of Directors and shareholders of the Company adopted a Stock Option Plan (the “1992 Stock Option Plan”). The 1992 Stock Option Plan provided for the issuance of options to purchase up to 4,800,000 shares of common stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options were granted under the 1992 Stock Option Plan to employees, officers or directors of, and consultants and advisors to, the Company who, in the opinion of the

Compensation Committee, were in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The 1992 Stock Option Plan was administered by a committee appointed by the Board of Directors. The Compensation Committee was designated by the Board of Directors as the committee to administer the 1992 Stock Option Plan. The purposes of the 1992 Stock Option Plan were to ensure the retention of existing executive personnel, key employees and consultants of the Company, to attract and retain new executive personnel, key employees and consultants and to provide additional incentives by permitting such individuals to participate in the ownership of the Company. The 1992 Stock Option Plan terminated on April 27, 2002.

Options granted to employees were either incentive stock options (as defined in the Code) or nonqualified stock options. The exercise price of the options were determined by the Board of Directors or the committee at the time of grant, provided that the exercise price was not less than the fair market value of the Company’s common stock on the date of grant as determined in accordance with the limitations set forth in the Code. The terms of each option and the period over which it vested were determined by the committee, although no option could be exercised more than ten years after the date of grant and all options were to become exercisable upon certain events defined to constitute a change of control. To the extent that the aggregate fair market value, as of the date of grant, of shares with respect to which incentive stock options became exercisable for the first time by an optionee during the calendar year exceeded $100,000, the portion of such option in excess of the $100,000 limitation was be treated as a nonqualified stock option. In addition, if an optionee owned more than 10% of the total voting power of all classes of the Company’s stock at the time the individual was granted an incentive stock option, the purchase price per share could not be less than 110% of the fair market value on the date of grant and the term of the incentive stock option could not exceed five years from the date of grant. Upon the exercise of an option, payment may be made by cash, check or, if provided in the option agreement, by delivery of shares of the Company’s common stock having a fair market value equal to the exercise price of the options, or any other means that the Board or the committee determines. Options are non-transferable during the life of the option holder. The 1992 Stock Option Plan also permitted the grant of alternate rights defined as the right to receive an amount of cash or shares of common stock having an aggregate fair market value equal to the appreciation in the fair market value of a stated number of shares of common stock from the grant date to the date of exercise. No alternate rights were granted under the 1992 Stock Option Plan.

As of April 1, 2004, options to purchase 996,128 shares of common stock were outstanding under the 1992 Stock Option Plan. The expiration of the 1992 Stock Option Plan on April 27, 2002 does not affect options outstanding under that Plan.

1999 Stock Option Plan.    In March 1999, the Board approved and in May 1999 the Company’s shareholders ratified, the adoption of the Company’s 1999 Long-Term Incentive Plan (the “1999 Stock Option Plan”). As amended to date, the 1999 Stock Option Plan currently provides for the issuance of options and other stock awards to acquire shares of common stock up to a maximum of 3,200,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends and other similar dilutive events). Options and other stock awards may be granted under the 1999 Stock Option Plan to employees of the Company and certain subsidiaries and affiliated businesses, and to directors, consultants and other persons providing key services to the Company.

The Compensation Committee of the Board of Directors determines the terms and conditions of options granted under the 1999 Stock Option Plan, including the exercise price, which generally may not be less than the fair market value of the Company’s common stock on the date of grant. Awards under the 1999 Stock Option Plan may be settled through cash payments, the delivery of shares of common stock, or a combination thereof as the Committee shall determine. Stock options awarded under the 1999 Stock Option Plan which are intended to be incentive stock options are subject to the same restrictions described above with respect to the 1992 Stock Option Plan.

The 1999 Stock Option Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval: (a) increasing the number of shares that may be issued under the 1999 Stock Option Plan (except for certain adjustments provided for under the 1999 Stock Option Plan), or (b) amending the 1999 Stock Option Plan provisions regarding the limitations on the exercise price. In the event of a change of control (as defined generally to include the acquisition by an individual, entity or group of more than 15% of the outstanding common stock of the Company, a merger or consolidation of the Company or a sale by the Company of all or substantially all of the Company’s assets), any award granted under the 1999 Stock Option Plan shall become exercisable except to the extent (a) the award otherwise provides or (b) the exerciseability of such award will result in an “excess parachute payment” within the meaning of the Code. The 1999 Stock Option Plan is unlimited in duration and, in the event of 1999 Stock Option Plan termination, shall remain in effect as long as any awards under it are outstanding, except no incentive stock options may be granted under the 1999 Stock Option Plan on a date that is more than ten years from the date the 1999 Stock Option Plan is approved by shareholders. Each option expires on the date established by the Compensation Committee at the time of the grant, except the expiration cannot be later than the earliest of ten years from the date on which the option was granted, if the participant’s date of termination occurs for reasons other than retirement or early retirement, the one year anniversary of such date of termination, or if the participant’s date of termination occurs by reason of retirement or early retirement, the three year anniversary of such date of termination.

As of April 1, 2004, options to purchase 2,745,750 shares of common stock were outstanding under the 1999 Stock Option Plan and 189,250 shares of common stock were available for future awards under the 1999 Stock Option Plan. In March 2004, the Board of Directors approved and recommended to the shareholders an amendment of the 1999 Stock Option Plan to add 2,145,000 shares to the Plan. For a complete description of that proposal, see “Amendment of Stock Option Plan” above.

Employee Stock Purchase Plan.    In March 1999 the Board approved and in May 1999 the Company’s shareholders ratified, the adoption of the Company’s Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the “1999 Stock Purchase Plan”). The 1999 Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Code to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of common stock. Under the 1999 Stock Purchase Plan, payroll deductions are used to purchase the Company’s common stock. An aggregate of 700,000 shares of common stock of the Company were reserved for issuance under the 1999 Stock Purchase Plan. Through December 31, 2003, a total of 399,967 shares of common stock had been purchased under such plan, leaving 300,033 shares of common stock available for issuance under such plan in the future.

Stock Options

The Company granted options to its Named Executive Officers in 2003 as set forth in the following table. The Company has no stock appreciation rights (“SARs”) outstanding.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value at Assumed Annual rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)		Expiration Date
							5%($)		10%($)
Dan R. Lee	100,000 100,000	15.2 15.2	% %	$ $	2.25 3.59	02/01/13 08/01/13	$ $	141,501 225,773	$ $	358,592 572,154
J. Michael Mabry	75,000 75,000	11.4 11.4	% %	$ $	2.25 3.59	02/01/13 08/01/13	$ $	106,126 169,330	$ $	268,944 429,115
Roger G. Wilson	75,000 75,000	11.4 11.4	% %	$ $	2.25 3.59	02/01/13 08/01/13	$ $	106,126 169,330	$ $	268,944 429,115

(1)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions.

The following table sets forth the value of options exercised during 2003 and of unexercised options held by the Company’s Named Executive Officers at December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY-End($) Exercisable/ Unexercisable
Dan R. Lee	—	—	538,831/137,500	$1,244,541/$222,344(1)
J. Michael Mabry	—	—	477,761/25,000	$1,074,047/$41,500(2)
Roger G. Wilson	—	—	326,250/68,750	$751,360/$111,172(3)

(1)	The indicated value is based on exercise prices ranging from $1.1875 to $3.59 per share on 538,831 exercisable options and exercise prices ranging from $1.1875 to $1.66 on 137,500 unexercisable options, and a value per share on December 31, 2003 of $5.00.
(2)	The indicated value is based on exercise prices ranging from $1.25 to $3.59 per share on 477,761 exercisable options and an exercise price of $1.66 on 25,000 unexercisable options, and a value per share on December 31, 2003 of $5.00.
(3)	The indicated value is based on exercise prices ranging from $1.1875 to $3.59 per share on 326,250 exercisable options and exercise prices ranging from $1.1875 to $1.66 on 68,750 unexercisable options, and a value per share on December 31, 2003 of $5.00.

Director Compensation

Directors who are not also employees of the Company (“Nonemployee Directors”) receive a retainer of $25,000 per year payable in a lump sum following each annual meeting of shareholders. No meeting fees are payable to the Nonemployee Directors. Nonemployee Directors are reimbursed upon request for reasonable expenses incurred in attending Board of Director or committee meetings.

At each regular annual meeting of shareholders, the Company grants to each Nonemployee Director a non-qualified stock option covering 5,000 shares of common stock (except that such stock option covers 25,000 shares of common stock for Nonemployee Directors upon their initial election as a director of the Company) In recognition of added responsibilities for chairing the Board’s Audit and Compensation Committees, each such chair has been granted a non-qualified stock option covering 10,000 shares of common stock at each regular annual meeting of shareholders. Each of these stock options has an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These option grants may be exercised only by the optionee until the earlier of five years after the date of grant or one year after ceasing to be a director of the Company.

Effective July 1, 2002, the Company retained Mr. McGrevin, who is a director of the Company, as a consultant to the Company on special projects as may from time-to-time be assigned by the President of the Company and the Company agreed to pay Mr. McGrevin a fee for such consulting services at the rate of $75,000 per year in lieu of a cash compensation payable to directors of the Company. The consulting agreement with Mr. McGrevin expired on June 30, 2003.

The Company’s Articles of Incorporation adopt the provisions of the Georgia Business Corporation Code (the “Corporation Code”) providing that no member of the Company’s Board of Directors shall be personally liable to the Company or its shareholders for monetary damages for any breach of his duty of care or any other duty he may have as a director, except liability for any appropriation, in violation of the director’s duties, of any business opportunity of the Company, for any acts or omissions that involve intentional misconduct or a knowing violation of law, for liability under the Corporation Code for unlawful distributions to shareholders, and for any transaction from which the director receives an improper personal benefit.

The Company’s Bylaws provide that each officer and director shall be indemnified for all losses and expenses (including attorneys’ fees and costs of investigation) arising from any action or other legal proceeding, whether civil, criminal, administrative or investigative, including any action by and in the right of the Company, because he is or was a director, officer, employee or agent of the Company or, at the Company’s request, of any other organization. In the case of action by or in the right of the Company, such indemnification is subject to the same exceptions, described in the preceding paragraph, that apply to the limitation of a director’s monetary liability to the Company. The Bylaws also provide for the advancement of expenses with respect to any such action. The Bylaws permit the Company to enter into agreements providing to each officer or director indemnification rights substantially similar to those set forth in the Bylaws, and such agreements have been entered into between the Company and each of the members of its Board of Directors and certain of its executive officers.

Report of the Compensation Committee on Executive Compensation

The following Report of the Compensation Committee and the performance graph in the next section shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

Two outside directors and no inside directors comprise the Compensation Committee of the Board of Directors. Neither of the outside directors serves on the board of any other committee member’s company or organization and none of the executive officers of the Company serve on the board of any committee member’s organization. The Committee has access to outside consultants and counsel at the discretion of the Committee.

The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company’s performance. The Compensation Committee’s responsibilities include: (i) participating in the determination of goals for the Company’s executive officers; (ii) participating in the selection and design of compensation packages and programs relating to such goals; (iii) monitoring the effectiveness of the compensation packages and programs; and (iv) monitoring compensation-related developments generally and considering their application to the Company’s executive officers.

Base Pay.    The salary paid to the Company’s executives is targeted to be in line with related industry companies of similar size, while taking into account the experience of individual officers and the requirements of attracting prospective key executives to join the Company. In general, the Committee attempts to fix base salaries at levels deemed appropriate by the Committee in order that compensation packages may also emphasize result-oriented factors reflected in a bonus potential and the value of stock options and stock ownership. The Committee reviews salaries and pay ranges for its executives, and salaries may be increased based on the Committee’s assessment of an individual’s performance and contributions to the Company’s goals. Salary adjustments are generally based on historical performance. During 2003, the Company prospectively increased Mr. Lee’s salary to $300,000 per year and also approved increases in salary of the Company’s two other executive officers.

Bonus.    Based upon a review by the Committee of a number of factors including job performance and achievement of incentive goals under the 2003 bonus plan approved by the Committee, the Committee approved a bonus of $225,000 to Mr. Lee in 2003 and a bonus for the Company’s two other executive officers.

Long-Term Incentive.    The Company’s primary method of awarding long-term compensation is its stock option plans, approved by shareholders. All officers are eligible to receive grants under the stock option plans. Grants under the plans generally extend for five to ten years, are priced at not less than fair market value on the date of grant, and are generally intended to provide incentive for future performance rather than reward past performance. In awarding stock options, the Compensation Committee generally considers (i) the contribution to the performance of the Company of eligible employees, sales representatives and other eligible persons, (ii) stock options held by and previously awarded to eligible employees and (iii) stock ownership of eligible employees, in addition to other factors the Compensation Committee may from time to time deem relevant.

During 2002, the Compensation Committee approved and adopted a multi-component compensation plan for each of the Company’s executive officers. The components of the plan included a three year employment agreement described elsewhere in this Proxy Statement, a policy to increase the executive’s beneficial ownership of the Company through periodic awards of vested stock options under the Company’s Stock Option Plan approved by shareholders, the adoption of a Sale of Business Bonus Program described elsewhere in this Proxy Statement designed to increase shareholder value upon and in the event of a change in control of the Company, and the adoption of a Long-Term Growth Incentive Award Bonus Program designed to increase revenues of the Company while maintaining and increasing the profitability of the Company. As a part of this compensation program, the Compensation Committee granted to Mr. Lee during 2003 two vested stock options, each for the purchase up to 100,000 shares at an exercise prices per share of $2.25 for one stock option and $3.59 for the other stock option.

One of the factors in the Compensation Committee’s consideration of compensation matters is the anticipated tax treatment to the Company and to its executive officers of various components of compensation. However, amendments to and interpretations of the tax laws and other factors beyond the control of the Compensation Committee affect the tax treatment of compensation. For these reasons, the Compensation Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of other components of compensation to the extent reasonably practicable and to the extent consistent with other compensation objectives of the Company.

The Compensation Committee intends to continually evaluate the Company’s compensation policies and procedures with respect to executive officers. Although the Compensation Committee believes that current compensation policies align the financial interests of executive officers with those of the Company’s shareholders and with Company performance, it will continue to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

COMPENSATION COMMITTEE

Rosdon Hendrix

Kenneth F. Davis

Stock Price Performance Graph

The graph below compares cumulative total returns (changes in stock price plus reinvested dividends) on a hypothetical investment of $100 in the Common Stock of the Company, the S&P 500 Index and the S&P Health Care Sector Index, for the period commencing December 31, 1998 and ending December 31, 2003.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
Microtek Medical Holdings Inc.	100.00	279.44	94.12	240.00	224.00	470.59
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
S & P Health Care Sector	100.00	89.34	122.44	107.81	87.52	100.69

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Public Accountants

On April 10, 2003, the Audit Committee selected KPMG LLP to audit the financial statements of the Company for the fiscal year ended December 31, 2003. The Audit Committee has not yet appointed the Company’s auditors for 2004. It is expected that a representative of KPMG LLP will be present at the Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

At a meeting held on April 10, 2003, the Audit Committee of the Board of Directors determined not to renew the engagement of Deloitte & Touche LLP (“Deloitte”) as independent auditors of the Company effective April 10, 2003. At this meeting, the Audit Committee also approved the engagement of KPMG LLP as its independent accountant for the fiscal year ending December 31, 2003 effective April 10, 2003.

The reports of Deloitte on the Company’s financial statements for the fiscal years ended December 31, 2002 and December 30, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period through April 10, 2003, there were no disagreements with Deloitte on any matter of accounting principles.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation SK for the fiscal years ended December 31, 2002 and December 31, 2001 or for the subsequent interim period through April 10, 2003.

Deloitte has furnished a letter addressed to the Commission stating that it agrees with the above statements. A copy of that letter was filed as an exhibit to a Current Report on Form 8-K dated April 10, 2003, filed by the Company with the Commission.

During the Company’s fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period through April 10, 2003, neither the Company nor anyone acting on its behalf consulted KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

Aggregate fees billed for 2003 and 2002 for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q or services that are normally provided in connection with statutory engagements for those years were $259,700 and $178,380, respectively. As described above, the Company changed its principal accountant during 2003. Because fees billed by Deloitte for the audit of the Company’s financial statements and other services overlapped the years 2002 and 2003, fees billed for services rendered by the Company’s principal accountant during 2003 represent amounts paid to KPMG and Deloitte.

Audit-Related Fees

The aggregate fees billed in 2003 and 2002 for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included under “Audit Fees” above were $10,363 and $20,000, respectively. Audit-related fees billed in 2003 related to due diligence associated with the Company’s acquisition of substantially all of the assets of Plasco, Inc. in November 2003. Audit-related fees billed in 2002 related to the audit of the Company’s employee benefit plan.

Tax Fees

The aggregate fees billed in 2003 and 2002 for professional services rendered by the principal accountant for tax compliance, tax advise and tax planning services were $18,739 and $62,900, respectively. These fees in 2003 and 2002 related primarily to tax compliance services, including the preparation of federal and state tax returns and tax payment-planning services for the Company and its subsidiaries.

All Other Fees

There were no fees billed in 2003 and 2002 for products and services provided by the Company’s principal accountant, other than those described under the preceding three paragraphs.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee has adopted a written policy providing guidelines and procedures for the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. This policy contemplates that the independent auditors will provide to the Audit Committee a proposed engagement letter and an audit service fee proposal during the first quarter of each of the Company’s fiscal years with a target of approving an engagement letter and appointing an independent auditor for the audit of the Company’s financial statements as of and for the year ended during such fiscal year prior to the review by the Company’s independent auditor of the Company’s financial statements for the Company’s first quarter. For non-audit services, Company’s management is expected to submit to the Committee for approval a list of non-audit services that it recommends that the Committee engage the independent auditor to provide for the fiscal year, together with a budget estimating non-audit service spending for the fiscal year. The Committee must approve both the engagement of the auditor to provide the non-audit services and the budget for such services prior to commencing the engagement. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

OF SHAREHOLDERS

Shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders of the Company must be received at the Company’s executive offices at 512 Lehmberg Road; Columbus, Mississippi 39702, addressed to the attention of the Secretary, by December 20, 2004, in order to be included in the proxy statement and form of proxy relating to such meeting. Appropriate proposals of shareholders intended to be presented at the Company’s 2005 annual meeting without inclusion in the Company’s proxy statement must be received by the Company, at the above address and attention, by January 19, 2005 in order to be considered timely and must comply with Section 2.13 of the Company’s Amended and Restated Bylaws. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

ANNUAL REPORT

The Company’s 2003 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of KPMG LLP, independent public accountants.

By Order of the Board of Directors

James Michael Mabry

Secretary

April 19, 2004

MICROTEK MEDICAL HOLDINGS, INC.

1999 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL

1.1 Purpose. The Microtek Medical Holdings, Inc. 1999 Long-Term Incentive Plan (the “Plan”) has been established by Microtek Medical Holdings, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholder through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1 Definitions of Options and SARS.

(a)	The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. A “Non-Qualified Option” is an Option that is not intended to be an

“incentive stock option” as that term is described in section 422(b) of the Code.

(b)	To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

(c)	A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.6), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award; provided, however, that if the Option or SAR is granted in connection with the recipient’s hiring, promotion or similar events, the Option Exercise Price may not be less than the market value of the Stock on the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than ninety days after the date of such hiring, promotion or other event.

2.3 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)	The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(c)	The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or the Company may choose to retain such shares in satisfaction of the Exercise Price and any tax withholding.

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2.5 Expiration Date. The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless otherwise established by Committees at the time of grant, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a)	the ten-year anniversary of the date on which the Option is granted;

(b)	if the Participant’s Date of Termination occurs by reason of death or disability, the one-year anniversary of such Date of Termination;

(c)	if the Participant’s Date of Termination occurs by reason of Retirement or Early Retirement, the three-year anniversary of such Date of Termination; or

(d)	if the Participant’s Date of Termination occurs for reasons other than Retirement, Early Retirement, death or disability, the one year anniversary of such Date of Termination.

2.6 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

3.1 Definition. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. Subject to acceleration of vesting in the event of a Change in Control, each Stock Award shall be subject to forfeiture in the event the Participant’s Date of Termination occurs within the one year anniversary of the date on which the Stock Award is granted.

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SECTION 4

OPERATION AND ADMINISTRATION

4.1 Effective Date. The Plan is subject to the approval of the shareholders of the Company at the Company’s next annual meeting of its shareholders; therefore the Plan shall be effective as of the date such approval is obtained (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is approved by shareholders.

4.2 Shares Subject to Plan.

(a) (i)	Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 5,345,000.

(ii)	Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(iii)	If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(iv)	Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

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(b)	Subject to paragraphs 4.2(a) and 4.2(c), the following additional maximums are imposed under the Plan.

(i)	The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 5,345,000 shares.

(ii)	The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall be 5,345,000 shares.

(iii)	The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any consecutive 12 month period.

(iv)	The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $500,000 for any single or combined performance goals established for any fiscal year. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

(c)	In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

4.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

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(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4 Tax Withholding. Whenever the Company proposes, or is required, to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

4.5 Payment in Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

4.6 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the “Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the

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Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

4.11 Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

4.14 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15 Change of Control. In the event of a Change of Control, any Award granted under the Plan shall become exercisable except to the extent (i) the Award otherwise provides or (ii) the exercisability of any such Award will result in an “excess parachute payment” within the meaning of Section 280G of the Code, as determined by the Committee based on information available to it at said time.

4.16 Liability for Cash Payment. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are

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attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

4.17 Governing Law. This Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Georgia, excluding its conflict of law provisions.

SECTION 5

COMMITTEE

5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5.

5.2 Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board and may consist of the entire Board.

5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan,

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to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

(f)	In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

AMENDMENT AND TERMINATION

6.1 Board of Directors. The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that the Board may not amend the provisions of Section 2.2 hereof to reduce the minimum Exercise Price, nor may the Board increase the number of shares reserved under the Plan, unless it obtains shareholder approval. Subject to the foregoing, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

6.2 Committee. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to subsection 4.2 (relating to certain adjustments to shares) no amendment or termination may, in the absence of written consent to the change by the

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affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Committee. Subject to subsection 4.2, Options which have been granted and remain outstanding under this Plan may not be amended to reduce the Exercise Price of such Options without obtaining shareholder approval.

6.3 Shareholder Approval. Unless a greater vote is required by any applicable legal requirement, where shareholder approval is required under this Plan, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal in person or by proxy.

SECTION 7

DEFINED TERMS

7.1 For purposes of the Plan, the terms listed below shall be defined as follows:

(a)	Award. The term “Award” shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

(b)	Board. The term “Board” shall mean the Board of Directors of the Company.

(c)	Change of Control. The term “Change of Control” shall mean:

(i)	Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company shareholders, was approved by a vote of at least a majority of the directors than comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of such directorship shall occur as a result of either an actual or threatened election contest (as such terms are used in Section 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) or other actual or threatened solicitation of proxies by or on behalf of any individual, entity or group other than the Board;

(ii)	The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (as defined in that certain Shareholder Protection Rights Agreement dated as of December 20, 1996 between the Company and SunTrust Bank, as

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such agreement may be modified or amended from time to time) of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors unless the Incumbent Board determines that such transaction shall not constitute a “change of control” hereunder;

(iii)	If there occurs any merger or consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board determines that such transaction shall not constitute a change of control hereunder; or

(iv)	There occurs a sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)	Date of Termination. The term “Date of Termination” shall mean the date on which a Participant is no longer actively employed by the Company or any Related Company unless such date occurs by reason of a leave of absence approved the Committee in which event the “Date of Termination” shall occur upon expiration of such approved leave of absence without the prior return of such Participant to such active employment status.

(f)	Early Retirement. The term “Early Retirement” shall mean retirement, with the express written consent of the Company, approved by the Committee, of a participant from active employment with the Company and any Related Company.

(g)	Eligible Person. The term “Eligible Person” shall mean any employee of the Company or a Related Company, any director of the Company, and any consultant or other person providing key services to the Company or a Related Company.

(h)	Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock, the following rules shall apply:

(i)	If the Stock is at the time listed or admitted to trading on any stock exchange (including the NASDAQ National Stock Market), then the “Fair Market Value” shall be the closing sale price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of “Fair Market Value.”

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(ii)	If the Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iii)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(i)	Permanent Disability. The term “Permanent Disability” means the physical or mental condition of a Participant which renders a Participant incapable of continuing his customary employment with the Company. The Permanent Disability of a Participant will be determined by the Committee. In any event, Permanent Disability status shall be determined in accordance with the requirements of Section 22(e)(3) of the Code.

(j)	Related Company. The term “Related Company” means any subsidiary of the Company, and any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

(k)	Retirement. The term “Retirement” shall mean retirement from active employment with the Company and any Related Company on or after age 65.

(l)	Stock. The term “Stock” shall mean shares of common stock of the Company.

SECTION 8

UNFUNDED STATUS OF THE PLAN

8.1 The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

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    PROXY SOLICITED FOR

    ANNUAL MEETING OF SHAREHOLDERS OF

    MICROTEK MEDICAL HOLDINGS, INC.

    TO BE HELD MAY 19, 2004

The undersigned hereby appoints Dan R. Lee and James Michael Mabry, and each of them, with full power of substitution, proxies to represent and vote, as indicated below, all of the shares of Common Stock of Microtek Medical Holdings, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 19, 2004, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR proposal 1 and 2.

Proposal 1 - Election of Directors:

☐	FOR the election as directors of all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Dan R. Lee	Rosdon Hendrix	Dan R. Lee	Rosdon Hendrix
Kenneth F. Davis	Gene R. McGrevin	Kenneth F. Davis	Gene R. McGrevin
Michael E. Glasscock, III	Ronald L. Smorada	Michael E. Glasscock, III	Ronald L. Smorada

(INSTRUCTION:    To withhold authority to vote for any of the above listed nominees, please strike through that individual’s name)

Proposal 2 - Amendment of Stock Option Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE.

DATED: , 2004

Signature of Shareholder

Please sign exactly as your name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity shall give full title. If this proxy is submitted by a corporation, please sign in full corporate name by authorized person.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.